UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2017

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

(608) 238-8008
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 12, 2017, First Business Financial Services, Inc. (the “Company”) announced plans to consolidate the charters of its three subsidiary banks, First Business Bank, headquartered in Madison, Wisconsin, First Business Bank- Milwaukee, headquartered in Brookfield, Wisconsin, and Alterra Bank, headquartered in Leawood, Kansas.
Regulatory applications will be submitted to merge its three bank subsidiaries into First Business Bank’s existing charter in Madison, supervised by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions.
The boards of directors of the Company and its bank subsidiaries have unanimously approved the Company’s charter consolidation plans, which have been shared with federal and state banking regulators and are expected to take effect during the second quarter of 2017, subject to regulatory approval.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1    Press release of the registrant dated January 12, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2017	First Business Financial Services, Inc.
By:	/s/ Edward G. Sloane, Jr.
Name:	Edward G. Sloane, Jr.
Title:	Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1    Press release of the registrant dated January 12, 2017.